Exhibit 10.1

FRANKLIN RESOURCES, INC.

2002 UNIVERSAL STOCK INCENTIVE PLAN

(as amended and restated effective March 16, 2010)

1.	GENERAL

1.1 Purpose. The Franklin Resources, Inc. 2002 Universal Stock Incentive Plan (the “2002 Stock Plan”) has been established by Franklin Resources, Inc., a Delaware corporation (the “Company”) to (i) attract and retain persons eligible to participate in the 2002 Stock Plan; (ii) motivate employees, by means of appropriate incentives, to achieve long-range performance goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify employees’ interests with those of the Company’s other stockholders through compensation that is based on the Company’s common stock; and thereby promote the long-term financial interest of the Company and the Subsidiaries.

1.2 Participation. Subject to the terms and conditions of the 2002 Stock Plan, the Committee shall determine and designate, from time to time, from among the Participants, those persons who will be granted one or more Awards under the 2002 Stock Plan. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the 2002 Stock Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards outstanding under the 2002 Stock Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary).

1.3 Operation, Administration, and Definitions. The operation and administration of the 2002 Stock Plan, including the Awards made under the 2002 Stock Plan, shall be subject to the provisions of Section 4 (relating to operation and administration). Capitalized terms in the 2002 Stock Plan shall be defined as set forth in the 2002 Stock Plan (including the definition provisions of Section 8 of the 2002 Stock Plan).

1.4 Stock Subject to 2002 Stock Plan; Share Counting. Subject to the provisions of this Section 1.4 and Section 6.1 of the 2002 Stock Plan, the maximum aggregate number of shares which may be delivered pursuant to Awards, including without limitation, Options and SAR’s granted under the 2002 Stock Plan, is 30,000,000. The shares may be authorized, but unissued, or reacquired Common Stock.

(a) To the extent any Shares covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the Shares are not delivered because the Award is settled in cash, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery pursuant to Awards granted under the 2002 Stock Plan. Notwithstanding the foregoing or anything to the contrary herein, all Shares covered by the portion of a SAR that is exercised (whether or not Shares are actually issued to the Participant upon exercise of the SAR) shall be considered issued pursuant to the 2002 Stock Plan.

(b) If the exercise price of any Option granted under the 2002 Stock Plan is satisfied by tendering Shares to the Company (by either actual delivery or by attestation), only the number of Shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery pursuant to Awards (other than Options) granted under the 2002 Stock Plan.

(c) Subject to adjustment under Section 6.1, (i) the maximum number of shares that may be granted to any one individual pursuant to Section 2 (relating to Options and SARs) shall be 400,000 Shares during any one-calendar-year period and (ii) the maximum number of Shares that may be granted to any one individual subject to Section 3 (relating to Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Share Awards) shall be 1,000,000 Shares during any one-calendar-year period (regardless of when such Shares are deliverable).

2.	OPTIONS AND SARS

2.1 Options.

(a) An Option is a grant of rights to purchase Shares at an exercise price established by the Committee, subject to Section 2.3. Options granted under this Section 2 may be either Incentive Stock Options (“ISO”) or Nonstatutory Stock Options (“NSO”), as determined in the discretion of the Committee.

(b) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be automatically treated as Nonstatutory Stock Options. For purposes of this paragraph 2.1(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the original date the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the date the 2002 Stock Plan becomes effective to provide for a different limit on the Fair Market Value of Shares permitted to be subject to Incentive Stock Options, then such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

(c) The term of each Option shall be the term stated in the Option Agreement; provided, however, that in the case of any Incentive Stock Option, the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement. However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

(d) The date of grant of an Option shall, for all purposes, be the date on which the Committee makes the determination granting such Option, or such other date as is determined by the Committee. Notice of the determination shall be given to each Participant to whom an Option is so granted within a reasonable time after the date of such grant.

2.2 Stock Appreciation Rights. A “Stock Appreciation Right” (“SAR”) is a grant of rights to receive, in cash or Stock (as determined by the Committee), value equal to (or otherwise based on) the excess of: (a) the Fair Market Value of a specified number of Shares at the time of exercise; over (b) a base appreciation amount established by the Committee, subject to Section 2.3.

2.3 Exercise Price. The exercise price or base appreciation amount (as applicable) of each Option and SAR shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; provided that:

(a) In the case of an ISO,

(i) granted to an employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant;

(ii) granted to any other employee, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(b) In the case of a NSO, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(c) In the case of a SAR, the base appreciation amount shall be no less than 100% of the Fair Market Value per Share on the date of grant.

2.4 Time and Manner of Exercise. Options and SARs shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee; subject to the following terms regarding Options:

(a) Termination of Employment. In the event of termination of an Optionee’s Continuous Status as an employee with the Company, such Optionee may, but only within ninety (90) days after the date of such termination (or such other period as is set out by the Committee in the Option Agreement, but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of such termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

(b) Disability of Optionee. Notwithstanding the provisions of paragraph 2.4(a) above, in the event of termination of an Optionee’s Continuous Status as an employee as a result of disability (as determined by the Committee in accordance with the policies of the Company), Optionee may, but only within six (6) months from the date of such termination (or such other period as is set out by the Committee in the Option Agreement, but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

(c) Death of Optionee. In the event of the death of an Optionee, the Option may be exercised, at any time within twelve (12) months following the date of death (or such other period as is set out by the Committee in the Option Agreement, but in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

2.5 Payment of Exercise Price. Payment of the exercise price of an Option shall be subject to the following:

(a) The full exercise price for Shares purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.5(b), payment may be made as soon as practicable after the exercise).

(b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may, in the discretion of the Committee, consist entirely of (i) cash, (ii) check, (iii) delivery of authorization for the Company to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised, (iv) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price, (v) irrevocably authorizing a third party to sell Shares (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise, (vi) any combination of the foregoing methods of payment, or (vii) such other consideration and method of payment for the issuance of Shares to the extent permitted under Applicable Laws.

2.6 Settlement of Award. Shares delivered pursuant to the exercise of an Option or SAR shall be subject to such conditions, restrictions and contingencies as the Committee may establish in the applicable Award Agreement at the time of grant. Settlement of SARs may be made in Shares (valued at their Fair Market Value at the time of exercise), in cash, or in a combination thereof, as determined in the discretion of the Committee. The Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to Shares acquired pursuant to the exercise of an Option or an SAR as the Committee determines to be desirable.

3.	OTHER STOCK AWARDS

3.1 Definitions.

(a) A “Stock Unit” Award is the grant of a right to receive Shares in the future.

(b) A “Performance Share” Award is a grant of a right to receive Shares or Stock Units which is contingent on the achievement of performance or other objectives during a specified period.

(c) A “Restricted Stock” Award is a grant of Shares, and a “Restricted Stock Unit” Award is the grant of a right to receive Shares in the future, with such Shares or right to future delivery of such Shares subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

3.2 Restrictions on Stock Awards. Each Stock Unit Award, Restricted Stock Award, Restricted Stock Unit Award and Performance Share Award shall be subject to the following:

(a) Any such Awards shall be subject to such conditions, restrictions and contingencies as the Committee shall determine.

(b) The Committee may designate whether any such Awards being granted to any Participant are intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such Awards designated as intended to be “performance-based compensation” shall be conditioned on the achievement of one or more Performance Measures. The Performance Measures that may be used by the Committee for such Awards shall be based on any one or more of the criteria attached hereto on Attachment I, as selected and further defined by the Committee. The Performance Measures may be applicable to the Company and/or any of its individual business units and may differ from Participant to Participant. For Awards intended to be “performance-based compensation,” the grant of the Awards and the establishment of the Performance Measures shall be made during the period required under Section 162(m) of the Code and shall be subject to the individual share limit set out in Section 1.4(c) above.

4.	OPERATION AND ADMINISTRATION

4.1 Effective Date. The 2002 Stock Plan became effective as of October 10, 2002. The 2002 Stock Plan shall be unlimited in duration and, in the event of the 2002 Stock Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that, to the extent required by the Code, no ISO may be granted under the 2002 Stock Plan after October 9, 2012.

4.2 Term of Awards. Subject to the limitations of Section 2.1(c), the term of each Award under the 2002 Stock Plan shall be the term stated in the applicable Award Agreement, provided, however, that the term shall be no more than ten (10) years from the date of grant thereof. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Participant has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

4.3 General Restrictions. Delivery of Shares or other amounts under the 2002 Stock Plan shall be subject to the following:

(a) Notwithstanding any other provision of the 2002 Stock Plan, the Company shall have no liability to deliver any Shares under the 2002 Stock Plan or make any other distribution of benefits under the 2002 Stock Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

(b) Shares issued under the 2002 Stock Plan may be certificated or, to the extent not prohibited by applicable law or the applicable rules of any stock exchange, non-certificated.

4.4 Tax Withholding. All distributions under the 2002 Stock Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any Shares or other benefits under the 2002 Stock Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of Shares which the Participant already owns, or through the surrender of Shares to which the Participant is otherwise entitled under the 2002 Stock Plan, provided; however, that in either case only the number of Shares sufficient to satisfy the Company’s minimum required tax withholding obligations may be surrendered to the Company.

4.5 Use of Shares. Subject to the overall limitation on the number of Shares that may be delivered under the 2002 Stock Plan, the Committee may use available Shares as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

4.6 Dividends and Dividend Equivalents. An Award (including without limitation an Option or SAR Award) may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in Shares, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

4.7 Payments. Awards may be settled through cash payments, the delivery of Shares, the granting of replacement Awards, or combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents. Each Subsidiary shall be liable for payment of cash due under the 2002 Stock Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

4.8 Non-alienation of Awards. Unless specifically provided by the Committee in the Award Agreement, Awards under the 2002 Stock Plan may not be sold, assigned, conveyed, hypothecated, encumbered, anticipated, or otherwise disposed of, and are nontransferable except as designated by the Participant by will or by the laws of descent and distribution; provided, however, that an Award Agreement shall not provide that an Award is transferable during the lifetime of the Participant, except to the extent that such Award Agreement permits transfers made to family members, to family trusts, to family controlled entities, to charitable organizations, and/or pursuant to domestic relations orders or agreements, in all cases without payment for such transfers to the Participant. Any attempt to sell, assign, convey, hypothecate, encumber, anticipate, transfer, or otherwise dispose of any Award under the 2002 Stock Plan in violation of this Section 4.8 shall be void, and no Shares or cash subject to any Award shall, prior to receipt thereof by a Participant, be in any manner subject to the debts, contracts, liabilities, engagements, or torts of such Participant.

4.9 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the 2002 Stock Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the 2002 Stock Plan, as the Committee shall require.

4.10 Agreement With Company. An Award under the 2002 Stock Plan shall be subject to such terms and conditions, not inconsistent with the 2002 Stock Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant shall sign a copy of such document. Such document is referred to in the 2002 Stock Plan as an “Award Agreement” regardless of whether any Participant signature is required.

4.11 Action by Company or Subsidiary. Any action required or permitted to be taken by the Company or any Parent or Subsidiary shall be by resolution of: (i) in the case of a corporation, its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the Company, (ii) in the case of a limited liability company, its member(s), and (iii) in the case of a partnership, its general partner.

4.12 Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

4.13 Limitation of Implied Rights.

(a) Neither a Participant nor any other person shall, by reason of participation in the 2002 Stock Plan, acquire any right in or title to any assets, funds or property of the Company or any Parent or Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Parent or Subsidiary, in their sole discretion, may set aside in anticipation of a liability under the 2002 Stock Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the 2002 Stock Plan, unsecured by any assets of the Company or any Parent or Subsidiary, and nothing contained in the 2002 Stock Plan shall constitute a guarantee that the assets of the Company or any Parent or Subsidiary shall be sufficient to pay any benefits to any person.

(b) The 2002 Stock Plan does not constitute a contract of employment, and selection as a Participant will not give any Participant the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the 2002 Stock Plan, unless such right or claim has specifically accrued under the terms of the 2002 Stock Plan. Except as otherwise provided in the 2002 Stock Plan, no Award under the 2002 Stock Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

5.	COMMITTEE

5.1 Committee. The authority to control and manage the operation and administration of the 2002 Stock Plan shall be vested in a committee (the “Committee”) in accordance with this Section 5. The Committee shall be selected by the Board, and shall be comprised, unless otherwise determined by the Board, solely of not less than two members of the Board who shall be “outside” directors within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Code. With respect to Awards granted under the 2002 Stock Plan that are not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall be composed of two or more members of the Board who are not employees of the Company. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the 2002 Stock Plan that would otherwise be the responsibility of the Committee.

5.2 Powers of Committee. The Committee’s administration of the 2002 Stock Plan shall be subject to the following:

(a) Subject to the provisions of the 2002 Stock Plan, the Committee will have the authority and discretion to select from among the Participants those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria (provided that, for purposes of Section 162(m) of the Code, performance measures shall be based on one or more of the criteria set out on Attachment I hereto), restrictions, and other provisions of such Awards, and (subject to Section 7) to cancel or suspend Awards.

(b) To the extent that the Committee determines that the restrictions imposed by the 2002 Stock Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

(c) The Committee may grant Awards to Participants who are subject to the tax laws of nations other than the United States, which Awards may have terms and conditions as determined by the Committee as necessary to comply with applicable foreign laws. The Committee may take any action which it deems advisable to obtain approval of such Awards by the appropriate foreign government entity; provided however that no such Awards may be granted under this 2002 Stock Plan and no action may be taken which would result in a violation of the Exchange Act, the Code or any other applicable law.

(d) The Committee will have the authority and discretion to interpret the 2002 Stock Plan, to establish, amend, and rescind any rules and regulations relating to the 2002 Stock Plan, to determine the terms and provisions of any Award Agreement made pursuant to the 2002 Stock Plan, and to make all other determinations that may be necessary or advisable for the administration of the 2002 Stock Plan.

(e) Any interpretation of the 2002 Stock Plan by the Committee and any decision made by it under the 2002 Stock Plan is final and binding on all persons.

(f) In controlling and managing the operation and administration of the 2002 Stock Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.

(g) Notwithstanding anything in the 2002 Stock Plan to the contrary, (i) the reduction of the exercise price of any Option awarded under the 2002 Stock Plan and the base appreciation amount of any SAR awarded under the 2002 Stock Plan shall be subject to stockholder approval and (ii) canceling an Option or SAR at a time when its exercise price or base appreciation amount (as applicable) exceeds the Fair Market Value of the underlying Shares, in exchange for another Option, SAR, Restricted Stock Award, or other Award shall be subject to stockholder approval, unless the cancellation and exchange occurs in connection with a Transaction. Notwithstanding the foregoing, canceling an Option or SAR in exchange for another Option, SAR, Restricted Stock Award, or other Award with an exercise price, purchase price or base appreciation amount (as applicable) that is equal to or greater than the exercise price or base appreciation amount (as applicable) of the original Option or SAR shall not be subject to stockholder approval.

5.3 Delegation by Committee. Except to the extent prohibited by Applicable Law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its ministerial duties to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

5.4 Information to be Furnished to Committee. The Company and its Subsidiaries shall furnish the Committee with such data and information as the Committee determines may be required for it to discharge its duties. The records of the Company and its Subsidiaries as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the 2002 Stock Plan in order to be entitled to benefits under the 2002 Stock Plan.

6.	ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR CORPORATE TRANSACTION

6.1 Changes in Capitalization. Subject to any required action by the stockholders of the Company, (a) the number and/or class of securities covered by each outstanding Award, (b) the price per share covered by each such outstanding Award, (c) the number and/or class of securities which have been authorized for issuance under the 2002 Stock Plan but as to which no Awards have yet been granted or which have been returned to the 2002 Stock Plan upon cancellation or expiration of an Award, and (d) the maximum number of Options, SARs, Stock Unit Awards, Restricted Stock Awards, Restricted Stock Units Awards and Performance Share Awards which may be granted to any Participant in any one-calendar-year period shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee. The Committee shall also make adjustments described in (a)-(d) of this Section 6.1 in the event of any distribution of cash or other assets to stockholders other than an ordinary cash dividend. In determining adjustments to be made under this Section 6.1, the Committee may take into account such factors as it deems appropriate, including (i) the restrictions of applicable law, (ii) the potential tax, accounting or other consequences of an adjustment and (iii) the possibility that some Participants might receive an adjustment and a distribution or other unintended benefit, and in light of such factors or circumstances may make adjustments that are not uniform or proportionate among outstanding Awards, modify vesting dates, defer the delivery of stock certificates or make other equitable adjustments. Any such adjustments to outstanding Awards will be effected in a manner that precludes the enlargement of rights and benefits under such Awards. Adjustments, if any, and any determinations or interpretations, including any determination of whether a distribution is other than an ordinary cash dividend, made by the Committee shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

6.2 Transactions. In the event of the proposed dissolution or liquidation of the Company or of a merger or corporate combination (a “Transaction”) in which the successor corporation does not agree to assume the Award or substitute an equivalent Award, the Committee shall make a determination (subject to Section 7) as to the equitable treatment of outstanding Awards under the 2002 Stock Plan and shall notify Participants of such treatment no later than ten (10) days prior to such proposed Transaction. To the extent it has not been previously exercised, an Award that is not assumed will terminate immediately prior to the consummation of such proposed Transaction.

7.	AMENDMENT AND TERMINATION

The Board may, at any time, amend or terminate the 2002 Stock Plan, provided that (i) no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the 2002 Stock Plan prior to the date such amendment is adopted by the Board; provided that modifications or adjustments pursuant to Sections 6.1 or 6.2 or that may cause an Incentive Stock Option to become a Nonstatutory Stock Option shall in no event be deemed to have an adverse effect on any Award, and (ii) no such amendment shall be made without the approval of the Company’s stockholders to the extent such approval is required by Applicable Laws, or if such amendment would lessen the stockholder approval requirements of Section 5.2(g) or this Section 7.

8.	DEFINED TERMS

In addition to the other definitions contained herein, the following definitions shall apply:

(a) Applicable Law means the corporate, securities and tax laws (including, without limitation, the Delaware corporate law, the Exchange Act, the Securities Act of 1933 and the Code) applicable to the establishment and administration of employee stock incentive plans and the grant of awards thereunder.

(b) Award. The term “Award” shall mean any award or benefit granted under the 2002 Stock Plan, including, without limitation, the grant of Options, SARs, Stock Unit Awards, Restricted Stock Awards, Restricted Stock Unit Awards and Performance Share Awards.

(c) Board. The term “Board” shall mean the Board of Directors of the Company.

(d) Code. The term “Code” means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(e) Common Stock shall mean the common stock, par value, $.10 per share, of the Company.

(f) Continuous Status as an Employee means the absence of any interruption or termination of the employment relationship by the Company or any Subsidiary. Continuous Status as an employee shall not be considered interrupted in the case of: (i) sick leave, military leave or any other leave of absence approved by the Board, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (ii) in the case of transfers between locations of the Company or between the Company, its Subsidiaries or its successor.

(g) Exchange Act means the Securities Exchange Act of 1934, as amended.

(h) Fair Market Value. For purposes of determining the “Fair Market Value” of a share of Stock granted pursuant to the 2002 Stock Plan as of any date, the following rules shall apply:

(i) If the principal market for the Stock is the New York Stock Exchange (“NYSE”), then the “Fair Market Value” as of that date shall be the closing price of the stock on the NYSE composite tape on that date as reported in the Wall Street Journal for such date;

(ii) If the principal market for the Stock is the another national securities exchange or the NASDAQ stock market, then the “Fair Market Value” as of that date shall be the mean between the lowest and highest reported composite sale prices of the Stock on that date on such exchange for such date;

(iii) If sale prices are not available or if the principal market for the Stock is not the NYSE or another national securities exchange and the Stock is not quoted on the NASDAQ stock market, then the “Fair Market Value” as of that date shall be the average between the highest bid and lowest asked prices for the Stock on such day as reported on the NASDAQ OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service.

(iv) If the day is not a business day or a day in which the Stock is traded, and as a result, paragraphs (i), (ii) and (iii) next above are inapplicable, the Fair Market Value of the Stock shall be determined as of the last preceding day in which the Stock is traded. If paragraphs (i), (ii) and (iii) next above are otherwise inapplicable, then the Fair Market Value of the Stock shall be determined in good faith by the Committee.

(i) Incentive Stock Option means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(j) Nonstatutory Stock Option means an Option not intended to qualify as an Incentive Stock Option.

(k) Optionee means a Participant who receives an Option.

(l) Parent means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(m) Participants. The term “Participant” shall mean any executive, employee or director of the Company, or its Subsidiary. An Award may be granted to an employee, in connection with hiring, retention or otherwise, prior to the date the employee first performs services for the Company or its Subsidiaries, provided that such Awards shall not become vested prior to the date the employee first performs such services. The term “Participant” also includes any non-employee director of the Company, or its Subsidiary.

(n) Performance Measures means the business criteria applicable to the grant of Awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(o) Share means a share of the Common Stock, as adjusted in accordance with Section 6 of the 2002 Stock Plan.

(p) Stock. The term “Stock” shall mean shares of Common Stock of the Company.

(q) Subsidiary or Subsidiaries. The term “Subsidiary” or “Subsidiaries” mean any company during any period in which it is a “subsidiary corporation” (as that term is defined in Code section 424(f)) with respect to the Company.

9.	PLAN HISTORY

The 2002 Stock Plan became effective as of October 10, 2002. The 2002 Stock Plan was originally approved by the stockholders of the Company on January 30, 2003. The Board approved an amendment and restatement of the 2002 Stock Plan on December 16, 2004 to (a) include additional Performance Measures and (b) amend Section 6.1 to increase the scope of adjustments that may be made as a result of changes in capitalization of the Company, which amendment and restatement is subject to the approval of the stockholders of the Company. The Board approved a further amendment and restatement of the 2002 Stock Plan on December 18, 2009 to (a) revise the Performance Measures such that they conform to the Performance Goals under the Franklin Resources, Inc. 2004 Key Executive Incentive Compensation Plan and (b) make certain administrative updates, which amendment and restatement is subject to the approval of the stockholders of the Company and shall only be effective upon the date stockholders approve the amendment and restatement.

ATTACHMENT I

PERFORMANCE MEASURES

The Committee shall grant performance-based compensation Awards tied to one or more of the following business criteria:

(a) annual revenue,

(b) budget comparisons,

(c) controllable profits,

(d) Company earnings per share,

(e) expense management,

(f) improvements in capital structure,

(g) net income,

(h) net or gross sales,

(i) operating income (pre- or post-tax),

(j) profit margins,

(k) operating or gross margin,

(l) profitability of an identifiable business unit or product,

(m) return on investments,

(n) return on sales,

(o) return on stockholders’ equity,

(p) total return to stockholders,

(q) assets under management,

(r) investment management performance,

(s) mutual and other investment fund performance,

(t) institutional account performance,

(u) high net worth and other separate account performance,

(v) cash flow, operating cash flow, or cash flow or operating cash flow per share (before or after dividends),

(w) price of the shares or any other publicly traded securities of the Company,

(x) reduction in costs,

(y) return on capital, including return on total capital or return on invested capital,

(z) improvement in or attainment of expense levels or working capital levels, and

(aa) performance of the Company relative to a peer group of companies and/or relevant indexes on any of the foregoing measures.

The Performance Measures may be applicable to the Company and/or any of its individual business units and may differ from Participant to Participant. In addition, the Performance Measures shall be calculated in accordance with generally accepted accounting principles, but excluding the effect (whether positive or negative) of any change in accounting standards and any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the Performance Measures applicable to an Award intended to be performance-based compensation. Each such adjustment, if any, shall be made solely for the purpose of providing a consistent basis from period to period for the calculation of Performance Measures in order to prevent the dilution or enlargement of the Participant’s rights with respect to an Award intended to be performance-based compensation; provided, however, that certain categories or types of such adjustments can be specifically included (rather than excluded) at the time the Performance Measures are established if so determined by the Committee.